UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 4, 2014 (August 29, 2014)

American Superconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-19672	04-2959321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Jackson Road Devens, Massachusetts	01434
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 842-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 1, 2014, American Superconductor Corporation (the “Company”) received notification that the Arbitration Tribunal for the ICC International Court of Arbitration (“ICC Court”) issued an award, dated August 29, 2014, in the arbitration proceedings between the Company’s wholly-owned Austrian subsidiary, AMSC Austria GmbH (“AMSC Austria”) and Ghodawat Energy Pvt. Ltd. (“Ghodawat”), a company registered in India and a former licensee of AMSC Austria’s wind turbine technology, relating to Ghodawat’s claim that AMSC Austria breached the license agreement between the parties. The ICC Court found that AMSC Austria breached the license agreement and awarded Ghodawat approximately US$11.0 million in damages and costs, including interest. The award bears interest at the Singapore judgment rate, which is currently 5.33%, from the date of the award until paid. The Company is exploring its options with respect to the award.

The Company’s insurer sought and received a ruling from the Massachusetts Superior Court that coverage does not apply to this award. The Company is currently reviewing its options regarding the ruling. As a result, there can be no assurance that there will be insurance coverage available to offset any amounts paid out in conjunction with the award.

Forward-Looking Statements

Statements in this report that are not strictly historical in nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the Company’s expectations regarding the availability of insurance coverage over the award. Such forward-looking statements represent management’s current expectations and are inherently uncertain. Actual results may differ materially from what management currently expects because of many risks and uncertainties, including the risk that insurance coverage available will not be available to the Company to offset any amounts paid out in conjunction with the award. This and the important factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. In addition, any forward-looking statements included in this report represent the Company’s expectations as of the date of this report. While the Company anticipates that subsequent events and developments may cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: September 4, 2014	By:	/s/ David A. Henry
David A. Henry
Executive Vice President and Chief Financial Officer

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